As filed with the Securities and Exchange Commission on October 27, 2009.
Registration No. 333-145745

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	98-0493819
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

26 Broadway, Suite 960
New York, NY 10004
(Address of principal executive offices)(Zip Code)

2006 EQUITY INCENTIVE PLAN

      (Full title of the plan)

(Name, address and telephone number of agent for service)	(Copy to:)

Denis G. Gagnon	John Edwin Depke, Esq.
26 Broadway, Suite 960	DLA Piper LLP (US)
New York, New York 10004	1251 Avenue of the Americas
Tel: (212) 977-0900	New York, New York 10020-1104
Fax: (212) 785-7640	Tel: (212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
Large accelerated filer ☐ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

MMC Energy, Inc., a Delaware corporation (the “Company”), is filing this post-effective amendment to deregister the resale of unsold shares of the Company’s common stock issuable under the Company’s 2007 Equity Incentive Plan (the “Common Stock”) that were covered under the Registration Statement on Form S–8 originally filed on August 28, 2007 (Registration No. 333-145745) (the “Registration Statement”).

On September 30, 2009 the Company filed a certificate of dissolution with the Delaware Secretary of state pursuant to its Plan of Complete Liquidation and Dissolution, which was approved by the Board of Directors and stockholders of the Company (the “Liquidation”). In connection with the Liquidation, the Company hereby removes from registration the resale of the shares of Common Stock registered for resale but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 27, 2009.

MMC ENERGY, INC.

By:	/s/ Michael Hamilton
Name: Michael Hamilton
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Michael Hamilton and Denis Gagnon as his or her true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Michael Hamilton	Chief Executive Officer, President and	October 27, 2009
Michael Hamilton	Chairman of the Board of Directors

/s/ Denis Gagnon	Chief Financial Officer, Principal	October 27, 2009
Denis Gagnon	Accounting Officer and Director

/s/ Richard Bryan	Director	October 27, 2009
Richard Bryan

/s/ Frederick W. Buckman	Director	October 27, 2009
Frederick W. Buckman

/s/ Philip Harris	Director	October 27, 2009
Phillip Harris

/s/ Peter Likins	Director	October 27, 2009
Peter Likins

/s/ George Rountree III	Director	October 27, 2009
George Rountree III